UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2014

Northern Tier Energy LP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35612 (Commission File Number)	80-0763623 (IRS Employer Identification Number)

38C Grove Street, Suite 100 Ridgefield, Connecticut 06877 (Address of principal executive offices)

(203) 244-6550 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2014, Northern Tier Energy LP (the “Partnership”) announced that Hank Kuchta will retire as President and Chief Executive Officer of Northern Tier Energy GP LLC (the “General Partner”), the general partner of the Partnership, and Northern Tier Energy LLC (the “Company”), effective in March 2014.

On February 17, 2014, the Partnership announced the appointment of David L. Lamp as President and Chief Executive Officer of the General Partner and the Company, effective in March 2014.  Mr. Lamp, 54, joins the General Partner and the Company from HollyFrontier Corporation, where he served as Executive Vice President and Chief Operating Officer from July 2011 through February 2014.  Mr. Lamp previously served as the President of Holly Corporation from 2007 until July 2011.  Additionally, Mr. Lamp currently serves as the Chairman of the Board of the American Fuel & Petrochemical Manufacturers (AFPM).

As President and Chief Executive Officer of the General Partner and the Company, Mr. Lamp will initially receive a base salary of $850,000, an annual performance bonus opportunity of up to 200% of base salary, an annual equity award opportunity under the Partnership’s Long-Term Incentive Plan with an aggregate target grant date fair value of 4.2 times base salary, as well as relocation benefits.  In connection with Mr. Lamp’s appointment, Mr. Lamp and the Company entered into a change in control severance agreement that provides certain benefits to Mr. Lamp upon a termination of his employment without cause or for good reason (as defined in the agreement) during the 24 months following a change in control of the Partnership or the General Partner, including severance equal to two years of Mr. Lamp’s base salary and bonus, continued insurance coverage during the severance period and outplacement benefits, in each case subject to Mr. Lamp’s execution of a release of claims and compliance with restrictive covenants.  Further, in accordance with the terms of a restricted unit agreement, in connection with his appointment, Mr. Lamp will be granted an award of 400,000 restricted units of the Partnership, one third of which will be vested upon grant and the remainder will vest one third on each of December 31, 2015 and 2016.  Upon a termination of his employment without cause or for good reason during the 24 months following a change in control of the Partnership or the General Partner, any unvested restricted units pursuant to this award will immediately accelerate and vest subject to Mr. Lamp’s execution of a release of claims and compliance with restrictive covenants.

On February 17, 2014, the Partnership issued a press release announcing the retirement of Mr. Kuchta and the appointment of Mr. Lamp to the position of President and Chief Executive Officer of the Company and the General Partner.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC,
its general partner

By:	/s/ David Bonczek
Name:	David Bonczek
Title:	Vice President and Chief Financial Officer

Dated: February 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Northern Tier Energy LP, dated February 17, 2014.